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                                  JUNE 18, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

     We have acted as counsel to Lincoln National Corporation, an Indiana corporation (the "Company"), in connection with the public offering by the Company of up to $500,000,000 principal amount of junior subordinated deferrable interest debentures (the "Debentures") and guarantees with respect to preferred securities from time to time issued by Delaware trusts ("Guarantees") pursuant to the Company's Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on May 21, 1996 and to which this opinion is an exhibit (together with all exhibits thereto, the "Registration Statement"). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement, (ii) the Certificate of Incorporation of the Company as currently in effect, (iii) the Bylaws of the Company as currently in effect, (iv) the form of Junior Subordinated Indenture (the "Indenture") between the Company and The First National Bank of Chicago, as Trustee, to be filed as an exhibit to the Registration Statement, under which the Debentures are to be issued, (v) the form of Guarantee Agreement ("Guarantee Agreement") between the Company and The First National Bank of Chicago, as Guarantee Trustee, and (vi) resolutions of the Board of Directors of the Company relating to the issuance and sale of the Debentures, the filing of the Registration Statement and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, instruments, certificates of public officials and others, and such other documents, certificates and records, and have made such other investigations, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
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Securities and Exchange Commission
             , 1996
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     We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate and otherwise, to enter into and perform their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate and otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinion expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing, we are of the opinion that the Debentures have been legally authorized, and when executed, authenticated and delivered by or on behalf of the Company against payment therefor in accordance with the terms of the Indenture and the Debentures, will be legally issued, and will be binding obligations of the Company, enforceable against the Company in accordance with their terms. In addition, based upon and subject to the foregoing, we are of the opinion that the Guarantees have been legally authorized, and when executed and delivered in accordance with the Guarantee Agreement will be the binding obligations of the Company, enforceable against the Company in accordance with their terms.

     The opinion rendered above relating to the enforceability of the Indenture, the Debentures, the Guarantee Agreement and the Guarantees is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5(a) to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Opinions" in the prospectus contained in the Registration
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Securities and Exchange Commission
             , 1996
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Statement.  We do not, in giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Act.

                               Very truly yours,

                          SONNENSCHEIN NATH & ROSENTHAL